Exhibit 5.1

June 18, 2014

Orient Paper, Inc.

Science Park, Juli Road
Xushui County, Baoding City
Hebei Province, The People’s Republic of China 072550

Ladies and Gentlemen:

We have acted as special Nevada counsel to Orient Paper, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company: (i) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) warrants to purchase shares of Common Stock (the “Warrants”) to be issued pursuant to one or more warrant agreements, in substantially the form filed as an exhibit to the Registration Statement (each, a “Warrant Agreement”), (iii) debt securities (the “Debt Securities”) to be issued pursuant to one or more indentures, in substantially the form filed as an exhibit to the Registration Statement (each, an “Indenture”) and (iv) units comprising Common Stock, Debt Securities or Warrants (the “Units” and together with the Shares, the Debt Securities and the Warrants, the “Securities”) to be issued pursuant to one or more unit agreements, in substantially the form filed as an exhibit to the Registration Statement (each, a “Unit Agreement”). This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities, as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the forms of Warrant Agreement, Indenture and Unit Agreement filed as exhibits thereto, (ii) the articles of incorporation and bylaws of the Company (collectively, the “Governing Documents”) and (iii) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

100 North City Parkway, Suite 1600 Las Vegas, NV 89106-4614 main 702.382.2101

bhfs.com	Brownstein Hyatt Farber Schreck, LLP

Orient Paper, Inc.

June 18, 2014

Without limiting the generality of the foregoing, in our examination and in rendering this opinion letter, we have, with your permission, assumed without independent verification, that (i) each document we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (iii) each natural person executing a document has or will have sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (vi) each Warrant Agreement (including each warrant certificate contemplated thereby), each Indenture, and each Unit Agreement (including each unit certificate contemplated thereby) has been or will be executed in substantially the form filed as an exhibit to the Registration Statement; (vii) any and all agreements, instruments or other documents relating to the offering, issuance or sale of any Securities, including, without limitation, any and all Warrant Agreements, Indentures and Unit Agreements (collectively, the “Securities Documents”), have been or will be duly authorized, executed and delivered by the Company; (viii) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (ix) no Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (x) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of Securities (including, without limitation, any Shares or other securities of the Company underlying any Warrants, Debt Securities or Units), and all Securities have been or will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, and any and all certificates evidencing Shares, Warrants or Units are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents (collectively, “Corporate Proceedings”); and (xi) after any issuance of Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Governing Documents.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to any federal laws, rules or regulations, including any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Shares, and to the extent such Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents, including payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

Orient Paper, Inc.

June 18, 2014

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, DLA Piper LLP (US) may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the validity of the Securities (other than the Shares), as filed with the Commission as Exhibit 5.2 to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP